Exhibit 10.2

RADIAN GROUP INC.

2008 EXECUTIVE LONG-TERM INCENTIVE CASH PLAN

1. Purpose.

The purpose of the Radian Group Inc. 2008 Executive Long-Term Incentive Cash Plan (the “Plan”) is to assist Radian Group Inc. and its subsidiaries (collectively, the “Company”) in attracting, retaining, and motivating certain executives and other key officers of the Company by providing them with additional long term cash incentives. The purpose of the Plan is to be achieved by the grant of Performance Awards, as defined below.

2. Eligibility.

Eligibility under the Plan shall be limited to executives and other key officers of the Company as determined by the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) following the recommendations of the Company’s Chief Executive Officer (“CEO”).

3. Administration.

(a) Administrator. The Plan shall be administered by the Committee, taking into account the recommendations of the CEO and of such other senior officers as the Committee may determine. The Committee may delegate its authority to administer the Plan to a sub-committee of its members. The term “Administrator” shall mean the Committee, or any such sub-committee to which authority has been delegated. The Administrator may rely on the services of the Company’s Human Resources department as necessary or convenient for the administration of the Plan.

(b) Powers and Authority. The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select eligible persons who will receive Performance Awards (“Award Recipients”), to determine each Award Recipient’s Target Award, Award Term, Performance Goals, and Payout Amount, each as defined below, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all Award Recipients and their respective beneficiaries.

4. Performance Awards.

(a) Performance Award Defined. A “Performance Award” is a right to receive a cash payment, contingent on (i) the achievement of certain Performance Goals over the Award Term, each as defined below, and (ii) the Committee’s assessment of the performance of the Company and/or the Award Recipient over the Award Term, in each case as determined by the Committee in its sole discretion.

(b) Award Term. Performance Awards will be measured over such period of time as shall be established by the Administrator (the “Award Term”). Award Terms may be of varying and overlapping durations. Performance Awards shall be subject to forfeiture until the conclusion of the Award Term, except as may otherwise be provided in Section 5 below.

(c) Performance Goals. The Administrator shall establish the performance goals for each Award Term. The performance goals may include any one or more of several criteria, such as, but not limited to, capital management, return on capital employed, revenue growth, market share, margin growth, return on equity, total stockholder return, increase in net after-tax earnings per share, market price per share, growth in market price per share, increase in operating pre-tax earnings, operating profit or improvements in operating profit, improvements in certain asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, or general comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria (the “Performance Goals”). The Performance Goals may be measured with respect to the Company alone on an absolute basis, on a relative or comparative basis with such peer companies or index as the Administrator may select, or in such combination thereof as may be determined by the Administrator. Performance Goals may be based on the performance of the Company as a whole, or on the performance of a specified business unit or subsidiary, or on the performance of a group of subsidiaries, divisions or business units. Performance Goals may be measured on a cumulative basis, or in the alternative on an annual, quarterly or other periodic basis, or in the form of a matrix combining various Performance Goals and weighting them in any manner that the Administrator may determine. In establishing the Performance Goals, the Administrator may establish different Performance Goals for individual Award Recipients or groups of Award Recipients.

(d) Target Award. The Administrator shall establish for each Award Recipient a target award (the “Target Award”). The Target Award may be a fixed cash amount or expressed as a percentage of annual base salary. The maximum payout under any Performance Award may not exceed four times the Target Award, subject to adjustment as provided in Section 4(e).

(e) Adjustments to Performance Awards due to Certain Circumstances. In order to avoid any undue windfall or hardship due to external causes, the Administrator may make a determination as to whether a specific Performance Goal has been achieved without regard to the effect of any change in accounting standards, any change in the outstanding capital stock, any acquisition or disposition by the Company not planned for at the time the Performance Goals were established or any other extraordinary, unusual or nonrecurring event or item that would otherwise impact the Company’s or a peer company’s reported financial performance.

(f) Establishment of Performance Awards. Performance Awards shall be granted by the Administrator in writing not later than 90 days after the commencement of the period of service to which the Performance Goals relate. Following the establishment of the Performance Goals, the Administrator shall advise each Award Recipient of the terms and conditions of his or her Performance Award, through the issuance of an “Award Letter” under the Plan, including the method or formula for determining the payouts.

(g) Payments under Performance Awards. Upon the conclusion of the Award Term, the Administrator shall review the extent to which the Performance Goals were achieved for the Award Term for each Award Recipient and may also consider subjective factors related to the performance of the Company and/or the Award Recipient during the Award Term. The Administrator will make the final determination, in its sole discretion, of the extent to which the Performance Goals were achieved and the payout amount under the Performance Award (the “Payout Amount”) for each of the Award Recipients. The Administrator shall promptly notify each Award Recipient as to the determination of the Payout Amount. The Payout Amount payable to Award Recipients under this Plan shall be paid solely in cash and shall be paid within 90 days of the end of the Award Term, but in no event later than the 15th day of the third month following the year in which the award vests.

5. Termination of Employment.

(a) Death or Disability. If an Award Recipient’s employment with the Company terminates as a result of such Award Recipient’s death or disability, any outstanding Performance Awards shall remain in force, and such Award Recipient (or his or her estate, representatives, heirs or beneficiaries, as applicable, in the case of death) shall be entitled to any payout that thereafter becomes due under such outstanding Performance Awards, at the same time, and to the same extent, as though such Award Recipient had remained employed by the Company through the conclusion of the Award Term (notwithstanding any continued service condition). For purposes of the Plan, “disability” shall mean a physical or mental impairment of sufficient severity that the Award Recipient is both eligible for and in receipt of benefits under the applicable long-term disability program maintained by the Company.

(b) Retirement. If an Award Recipient’s employment with the Company terminates by reason of such Award Recipient’s retirement prior to the end of an Award Term, but after the conclusion of not less than 33% of such Award Term, then such Performance Award shall remain in force, and such Award Recipient shall be entitled to any payout that thereafter becomes due under such Performance Award, at the same time, and to the same extent, as though such Award Recipient had remained employed by the Company throughout the Award Term (notwithstanding any continued service condition). For purposes of the Plan, “retirement” shall only apply to an Award Recipient who is an employee of the Company, and shall mean either (i) separation from service following the Award Recipient’s attainment of age 65 and the completion of at least 5 years of credited service, or (ii) separation from service following the Award Recipient’s attainment of age 55 and the completion of at least 10 years of credited service.

(c) Other Termination. In the event that an Award Recipient’s employment with the Company terminates other than by reason of death, disability or retirement as provided in Sections 5(a) and (b) above, then, unless the Administrator determines otherwise, any and all outstanding Performance Awards in such Award Recipient’s name as to which the Award Term has not yet been completed shall be deemed forfeited, shall automatically be canceled and shall have no further force or effect.

(d) Change of Control. Notwithstanding the provisions of Section 4 or this Section 5, and unless provided otherwise in the Award Letter, in the event of a “Change of Control” of the Company, as defined below, prior to the end of an Award Term of any outstanding Performance Award, then the Performance Goals applicable to such Performance Award shall be deemed to have been satisfied as of the date of such Change of Control to yield a Payout Amount of 100% of the Target Award, and such Award Recipient shall be entitled to the corresponding payment under such Performance Award as of such date (notwithstanding any continued service condition).

For purposes of the following definition, the Company shall mean Radian Group Inc. For purposes of the Plan, a “Change in Control” shall be deemed to have taken place if any of the following occurs: (i) any Person (except for an employee or his or her family, the Company or any employee benefit plan of the Company or of any Affiliate, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person shall become the Beneficial Owner in the aggregate of 40% or more of the shares of the Company then outstanding and entitled to vote for directors generally, (ii) any Person (except an employee and his or her family), together with all Affiliates and Associates of such Person, purchases substantially all of the assets of the Company, (iii) during any 24-month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of at least 75% of the directors who were not directors at the beginning of such period was approved by a vote of at least 75% of the directors in office at the time of such election or nomination who were directors at the beginning of such period, or (iv) there occurs a consummation of a merger or consolidation of the Company with another Person where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 40% of all votes to which all stockholders of the surviving corporation or other entity would be entitled in the election of directors.

For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”); “Person” shall mean any individual, firm, corporation, partnership or other entity; and a Person shall be deemed the “Beneficial Owner” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 under the Exchange Act), including without limitation, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable successor report); or

(iii) to the extent that such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with any other Person for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in the proviso to subsection (ii) above) or disposing of any voting securities of the Company, in which case such Person shall be the Beneficial Owner of all securities that are Beneficially Owned, directly or indirectly, by such other Person (or any Affiliate or Associate thereof) within the meaning of subsection (i) or (ii) above;

provided, however, that nothing in this definition of Beneficial Owner shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

6. Tax Withholding.

The Company shall deduct from any distributions under any Performance Award any federal, state, or local taxes required by law to be withheld with respect to such Award Recipient’s Performance Award.

7. Governing Law.

The Plan, including any Award Letter, shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.

8. Plan Amendment and Termination.

The Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Award Recipients. No amendment, modification or termination of the Plan may adversely affect in a material manner any right of any Award Recipient with respect to any Performance Award theretofore granted without such Award Recipient’s written consent. The Company reserves the unilateral right to change any rule under the Plan if it deems such a change is necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the Plan.

9. Section 409A of the Code.

To the extent applicable, notwithstanding anything herein to the contrary, the Plan shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any amounts payable hereunder will be taxable to an Award Recipient under Section 409A of the Code and related Department of Treasury guidance, prior to payment to such Award Recipient of such amount, the Administrator may: (a) adopt such amendments to the Plan, and any Award Letter, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Award Letter hereunder and/or (b) take such other actions as the Administrator determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

10. General Provisions.

(a) No Right to Awards or Continued Employment. The Plan is not a contract between the Company and the Award Recipient. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company or the Administrator in respect of the Plan or any Award Letter, including the establishment of a multi-year Award Term, shall be held or construed as giving the Award Recipient any right to be retained by the Company.

(b) No Funding of Plan. The Company shall not be required to fund or otherwise segregate assets, which may at any time be delivered to Award Recipients under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Award Recipient or former Award Recipient shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

(c) Notice to Company. Any notice required or permitted to be given under the Plan to the Company shall be sufficient if in writing and delivered by registered or certified mail to the Company at its principal office, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of the date shown on the postmark, or the receipt for registration or certification.

(d) Notice to Award Recipient. Any notice required or permitted to be given under the Plan to the Award Recipient shall be sufficient if in writing and delivered by registered or certified mail to the Award Recipient’s principal residence as reflected in the Company’s personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of the date shown on the postmark, or the receipt for registration or certification.

(e) Non-Exclusivity. The Plan does not limit the authority of the Company or the Administrator to grant cash bonus awards, or authorize or award any other compensation to any person under any other plan or program, including, without limitation, the issuance of stock options or any other awards under the Company’s equity incentive plans.

(f) Non-Assignable and Non-Transferable. The Award Recipient shall not have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable, except by will or by the laws of descent and distribution. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate liabilities or maintenance owed by the Award Recipient or any other person, or be transferable by operation of law in the event of the Award Recipient’s or any other person’s bankruptcy or insolvency.

(g) Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect and shall be applied as though the unenforceable provision were not contained in the Plan.

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As adopted by the Board of Directors of Radian Group Inc. on August 7, 2008.

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